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                                                                   Exhibit 4.2

                             CERTIFICATE OF TRUST

     The undersigned, the trustees of Frontier Financing Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C.
Section 3810, hereby certify as follows:

     (a) The name of the business trust being formed hereby (the "Trust") is "Frontier Financing Trust".

     (b) The name of the business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

         The Bank of New York (Delaware)
         White Clay Center
         Route 273
         Newark, Delaware 19711

     (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: October 1, 1996


                                   /s/ Walter A. Rhulen
                                   --------------------
                                   Name: Walter A. Rhulen
                                   Title: Regular Trustee


                                   /s/ Peter H. Foley
                                   -----------------------
                                   Name: Peter H. Foley
                                   Title: Regular Trustee


                                   THE BANK OF NEW YORK (DELAWARE), as
                                   Delaware Trustee


                                   By: /s/ Joseph G. Ernst
                                   ----------------------------------
                                       Name: Joseph G. Ernst
                                       Title: Assistant Vice President